Exhibit 10.17

                 FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT

         THIS AMENDMENT TO LOAN AND SECURITY AGREEMENT is made on November 10, 2004 and amends that certain Loan and Security Agreement dated July 6, 2004, by and between HEALTHCARE QUALITY SOLUTIONS, INC., a Florida corporation (the "Borrower"), and STANFORD VENTURE CAPITAL HOLDINGS, INC., a Delaware corporation (the "Lender").

         WHEREAS, the Loan and Security Agreement provides for the aggregate availability of up to $1,600,000;

         WHEREAS, under the Loan and Security Agreement the increase in availability on November 10, 2004 is subject to the Borrower achieving a consolidated EBITDA of $50,000 or better during the three months ended September 30, 2004 (the "EBITDA Requirement");

         WHEREAS, Lender has agreed to waive the EBITDA Requirement;

         NOW THEREFORE, Lender and Borrower agree to amend the Loan and Security Agreement as follows:

1. Waiver of EBITDA Requirement. The Lender hereby agrees waive the EBITDA Requirement.

2. Effectiveness of Loan and Security Agreement. All terms and conditions provided in the Loan and Security Agreement not otherwise amended herein shall remain in full force and effect as provided in the Loan and Security Agreement.

         IN WITNESS WHEREOF, this Addendum has been duly executed on the day and year specified above.

BORROWER:

HEALTHCARE QUALITY SOLUTIONS, INC.

/s/ B.M. Milvain
-----------------------
B.M. Milvain, President


LENDER:

STANFORD VENTURE CAPITAL HOLDINGS, INC.

/s/ James M. Davis
-------------------------
James M. Davis, President